EXHIBIT 99.1



     CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
               COMPETITIVE TECHNOLOGIES, INC.
                 PURSUANT TO SECTION 906 OF
       THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

     I, John B. Nano, am President and Chief Executive
Officer of Competitive Technologies, Inc. (the Company).

     This certification is being furnished pursuant to 18
U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2002 (the Report).

     I hereby certify that to the best of my knowledge:

     1.   The Report fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.


  Date: December 16, 2002

                            /s/ John B. Nano
                                John B. Nano
                                President and Chief Executive
                                Officer of Competitive
                                Technologies, Inc.